UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): April 4, 2003


                             HEALTHSOUTH Corporation
                             -----------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                1-10315                             63-0860407
        ------------------------         ---------------------------------
        (Commission File Number)         (IRS Employer Identification No.)


               One HealthSouth Parkway, Birmingham, Alabama 35243
               --------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)

                                 (205) 967-7116
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

            As previously reported in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on February 27, 2003 and March 20, 2003, HEALTHSOUTH Corporation disclosed that the SEC and the Department of Justice were investigating the financial reporting and related activity of HEALTHSOUTH. As reported in our Current Report on Form 8-K filed with the SEC on March 26, 2003, we disclosed that in light of the SEC and Department of Justice investigations into our financial reporting and related activity calling into question the accuracy of our previously filed financial statements, such financial statements should no longer be relied upon. In addition, we reported that the Special Audit Review Committee of our Board of Directors had engaged a forensic auditing team from PricewaterhouseCoopers LLP to fully review all issues related to the SEC's allegations concerning our previous financial reports.

            As previously disclosed in our Current Report on Form 8-K filed with the SEC on March 31, 2003, we reported that the Audit Committee of the Board of Directors had determined to replace Ernst & Young LLP as HEALTHSOUTH's independent accountants. A copy of the March 31, 2003 press release is filed as
Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

            As reported in our Notification of Late Filing on Form 12b-25 filed with the SEC on April 1, 2003, we notified the SEC that we would not be able to timely file our annual report on Form 10-K for the fiscal year ended December 31, 2002, in light of the SEC and Department of Justice investigations into our financial reporting and related activity. As a consequence of the foregoing circumstances, Ernst & Young has not reported on our consolidated financial statements for the fiscal year ended December 31, 2002.

            On March 31, 2003, representatives of our Audit Committee notified Ernst & Young of our determination to dismiss them as our independent accountants. We received a letter from Ernst & Young on April 4, 2003 confirming that the client-auditor relationship between HEALTHSOUTH and Ernst & Young had ceased. A copy of Ernst & Young's letter, dated April 4, 2003, is filed as
Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

            As described above, the Special Audit Review Committee of our Board of Directors recently engaged a forensic auditing team from PricewaterhouseCoopers to fully review all issues related to the SEC's allegations concerning our previous financial reports. As a result of the circumstances giving rise to this review, Ernst & Young withdrew their audit reports on all of HEALTHSOUTH's previously filed financial statements. Prior to their dismissal, the audit reports of Ernst & Young on the financial statements of HEALTHSOUTH as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were


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they qualified or otherwise modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2001 and 2000, and in the subsequent period through the date herof, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter in connection with their report.

            Additionally, during the fiscal years ended December 31, 2001 and 2000, and in the subsequent period through the date of dismissal, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except for matters disclosed in this Form 8-K, including Ernst & Young having advised the Audit Committee of the Board of Directors that, because of subsequently discovered information, the effect of which on the financial statements could not be determined without a prolonged investigation, Ernst & Young was no longer willing to be associated with HEALTHSOUTH's previously filed financial statements. Ernst & Young advised the Audit Committee that this information (i) led them to conclude that they would no longer be able to rely on the representations of certain members of HEALTHSOUTH management; (ii) could have materially impacted the fairness and reliability of previously issued audit reports and HEALTHSOUTH's underlying financial statements; (iii) could have materially impacted the fairness and reliability of HEALTHSOUTH's financial statements filed for the interim periods of 2002 and those to be issued for the fiscal year ended December 31, 2002; and (iv) would have prevented Ernst & Young from rendering an unqualified audit report on HEALTHSOUTH's financial statements for any annual period unless the related matters had been resolved to their satisfaction. Ernst & Young stated that these matters were not fully investigated or resolved to their satisfaction prior to their dismissal.

            The Audit Committee of our Board of Directors is in the process of engaging new independent accountants to audit and report on HEALTHSOUTH's financial statements.

            We have requested that Ernst & Young furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter will be filed with the Securities and Exchange Commission following receipt of such letter by HEALTHSOUTH.

ITEM 7(C).  EXHIBITS.

See Exhibit Index.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         HEALTHSOUTH CORPORATION

                                 By:       /s/ Guy Sansone
                                           --------------------------
                                           Name: Guy Sansone
                                           Title: Acting Chief Financial Officer

Dated: April 11, 2003


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                              EXHIBIT INDEX

      Exhibit Number          Description
      --------------          -----------

     99.1                   Press release of HEALTHSOUTH Corporation dated
                            March 31, 2003

     99.2 Letter from Ernst & Young LLP to HEALTHSOUTH Corporation dated April 4, 2003